Exhibit 99.1

Press Release	Source: API Technologies Corp.

API Technologies Completes Sale of Discontinued

Nanotechnology Assets

RONKONKOMA, NY – (PR Newswire)— June 15, 2010 —API Technologies Corp. (ATNY.OB) (“API” or the “Company”), a prime contractor in highly engineered solutions, systems, secure communications and electronic components to the global defense and aerospace industries, announced today that it has closed the sale of the assets from its previously announced discontinued nanotechnology subsidiary for gross proceeds of approximately $2.3 million.

The Company announced on February 22, 2010 that it was closing its nanotechnology research and development subsidiary in order to focus on its expanding defense business and improve its overall financial performance. Through the closing of this transaction, the Company not only received the cash proceeds but also eliminated the liabilities related to a shut down process, which were expected to be approximately $1.6 million.

About API Technologies Corp.

The Company is a prime contractor in highly engineered solutions, systems, secure communications and electronic components to the global defense and aerospace industry. API Technologies’ customers include the governments of the U.S., Canada, the United Kingdom, NATO and the European Union, as well as many of the leading Fortune 500 companies. The Company is engaged in providing innovative design, engineering and manufacturing solutions to its customers. API Technologies trades on the OTC Bulletin Board under the symbol ATNY. For further information, please visit the company website at www.apitech.com.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties, which are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include but are not limited to, general economic and business conditions, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

For further information, please contact:

Jonathan Pollack

Executive Vice President

API Technologies Corp.

1-877-API-0-API

investors@apitech.com

The Investor Relations Group

212-825-3210

Jason Strominger or James Carbonara (Investor Relations)

Mike Graff or Enrique Briz (Public Relations)